WESTERN ALLIANCE BANCORPORATION

FOR IMMEDIATE RELEASE
January 17, 2006

CONTACTS:

Media:
Robert Sarver	858.523.4601
John Gaynor	702.939.5700
Investors:
Dale Gibbons	702.248.4200

Western Alliance Bancorporation and Bank of Nevada
Announce Merger Agreement

Las Vegas — January 17, 2006 — Western Alliance Bancorporation (NYSE:WAL) and Bank of Nevada announced today that they have signed a definitive agreement pursuant to which Bank of Nevada will merge with and into BankWest of Nevada, the lead subsidiary of Western Alliance.

Privately held Bank of Nevada had deposits of $254 million, loans of $213 million, and regulatory capital of $25 million at September 30, 2005. BankWest of Nevada reported deposits of approximately $1.6 billion, loans of $1.0 billion, and regulatory capital of $140 million at the same date.

Under the terms of the agreement, Bank of Nevada shareholders will receive approximately $80.19 in cash for each share of Bank of Nevada common stock. The transaction is valued at approximately $74 million and is expected to be immediately accretive to Western Alliance’s earnings per share, without regard to potential cost savings.

Robert Sarver, chairman and chief executive officer of Western Alliance, said, “This merger complements our franchise in southern Nevada and takes us into rapidly growing Mesquite. Coupled with our previously announced merger with Intermountain First Bancorp and Nevada First Bank, this transaction will dramatically expand our presence in the fastest growing state in the nation. After the mergers have been completed, BankWest of Nevada will be renamed Bank of Nevada in recognition of its burgeoning statewide presence.

Mr. Sarver continued, “Using cash for this transaction, as well as for a portion of the Intermountain First merger, will fully utilize the excess capital Western Alliance acquired in its initial public offering. As these transactions close, we look forward to driving up our return on tangible equity and earnings per share as we continue our exceptional growth.”

“We’re delighted to be able to expand our distribution system to Nevadans for financial services so quickly,” said Larry Woodrum, president and chief executive officer of BankWest of Nevada. “Including the offices we presently have under construction, we should end 2006 with more than triple the five offices we had when it began.”

John Gaynor, president and chief executive officer of Bank of Nevada, commented, “This merger is a great opportunity for our employees and customers. Our staff will have many more career opportunities and our customers will have access to more products and services and a larger lending capacity – all without even changing our name.”

The merger is subject to customary closing conditions, including approval from shareholders of Bank of Nevada and banking regulators. The transaction is expected to be completed in the second quarter 2006. Sandler O’Neill & Partners, L.P., advised Bank of Nevada in this transaction.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of BankWest of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, www.westernalliancebancorp.com.